UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2010 (March 15, 2010)

CardioGenics Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into Material Definitive Agreement	3

Item 9.01 Exhibits	3

SIGNATURE	4

Item 1.01 – Entry Into Material Definitive Agreement

On March 15, 2010, Dr. Yahia Gawad, the Company’s Chief Executive Officer and a member of the Company’s board of directors (“Dr. Gawad”), CardioGenics Holdings Inc., a Nevada corporation (the “Company”), CardioGenics ExchangeCo Inc., an Ontario, Canada corporation and subsidiary of the Company (“ExchangeCo”) and WeirFoulds LLP, as “trustee” under that certain Voting and Exchange Trust Agreement dated July 6, 2009 among the Company, ExchangeCo and Weirfoulds LPP, entered into a lock-up agreement (the  “Lock-Up Agreement”) pursuant to which Dr. Gawad agreed to lock-up, until March 15, 2014, 150,000,000 shares of the Company’s common stock (the “Common Shares”) owned indirectly by Dr. Gawad through his “Exchangeable Shares” in ExchangeCo. The lock-up of Dr. Gawad’s “Exchangeable Shares” (and the 150,000,000 Common Shares into which the Exchangeable Shares are exchangeable) pursuant to the Lock-Up Agreement leaves Dr. Gawad with direct and/or indirect ownership of 31,446,523 Common Shares that are not subject to the Lock-Up Agreement.

The Lock-Up Agreement permits Dr. Gawad to (x) pledge the securities that are subject to the Lock-Up Agreement (the “Restricted Securities”) as collateral to secure any loan taken by him in an arms length loan transaction and/or (y) transfer all or any portion of the Restricted Securities to an immediate family member so long as such family member agrees, in a writing acceptable to the Company, to be bound by the terms and conditions of the Lock-Up Agreement.

In addition, in the event of a “Change-in-Control” of the Company during the lock-up period, the Lock-Up Agreement (and the lock-up restrictions thereunder) shall terminate and become of no further force and effect immediately upon the effectiveness of such “Change-in-Control.” For purposes of the Lock-Up Agreement, “Change-in-Control” means (i) any acquisition of more than 50% of the outstanding capital stock of the Company by any unrelated third party (“Third Party“); (ii) any merger of the Company into any Third Party; or (iii) any acquisition of substantially all of the assets of the Company by any Third Party.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

A press release issued by the Company in connection with the Lock-Up Agreement is also included as Exhibit 99.1 hereto.

Item 9.01 Exhibits.

Index to Exhibits

10.1	Lock-Up Agreement dated March 15, 2010 among Yahia Gawad, CardioGenics Holdings Inc., CardioGenics ExchangeCo Inc. and Weirfoulds LLP.

99.1	Press Release dated March 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
	Name:	Yahia Gawad
	Title:	Chief Executive Officer

Dated: March 16, 2010